Consent of Independent Auditors



The Board of Directors and Shareholders
Aetna Variable Portfolios, Inc.:


We consent to the use of our reports dated February 13, 1998 included herein this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-05173) on Form N-1A relating to Aetna High Yield Portfolio, Aetna Index Plus Bond Portfolio, Aetna Index Plus Mid Cap Portfolio, Aetna Index Plus Small Cap Portfolio, Aetna International Portfolio, Aetna Mid Cap Portfolio and Aetna Real Estate Securities Portfolio, and to the incorporation by reference of our reports dated February 13, 1998 relating to Aetna Variable Index Plus Portfolio, Aetna Variable Small Company Portfolio, Aetna Variable Capital Appreciation Portfolio and Aetna Variable Growth Portfolio and to the reference to our firm under the heading "Financial Highlights" in the prospectus.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP


Hartford, Connecticut
September 30, 1998